                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  January 30, 2003
                                                 ------------------


                           CANARGO ENERGY CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)


          Delaware                        0-9147                  91-0881481
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(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)

          CanArgo Services (UK) Limited
           150 Buckingham Palace Road
                  London, England                                  SW1W 9TR
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     (Address of principal executive offices)                     (Zip Code)




Registrant's telephone number, including area code  (44) 207 808 4700
                                                   -------------------



--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 7.  Financial Statements and Exhibits.

(c)      Exhibits


99.1 Pursuant to Regulation FD, CanArgo Energy Corporation is furnishing its Press Release dated January 30, 2003.


ITEM 9.  Regulation FD Disclosure.


Pursuant to Regulation FD, CanArgo Energy Corporation is furnishing its Press Release dated January 30, 2003. The Press Release is attached hereto as Exhibit 99.1.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CANARGO ENERGY CORPORATION



Date: January 30, 2003                  By: /s/ Liz Landles
                                            ------------------------------------
                                            Liz Landles, Corporate Secretary

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                        [CANARGO ENERGY CORPORATION-LOGO]

                           CANARGO ENERGY CORPORATION


                 FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA


                  CANARGO COMMENCES DRILLING OF HORIZONTAL WELL


January 30th, 2003 - Oslo, Norway - CanArgo Energy Corporation ("CanArgo") (OSE:
CNR, OTCBB: GUSH) is pleased to announce drilling has commenced on a new horizontal well N4H, that is targeting an existing producing reservoir in the Ninotsminda Field, Georgia.

The well is being drilled into the central area of the Middle Eocene reservoir, which is more highly fractured, and where production rates in the past have been higher. It will be deviated between the N4 and N49 wells that have been two of the field's better producers in the past. The Ninotsminda Field is a fractured reservoir, which is best exploited through horizontal drilling, as demonstrated by the previous horizontal well, N98H. It is planned to drill the horizontal section for a total distance of 640 metres.

The initial planned testing programme on the N100 exploration oil discovery has now been completed. Although oil was recovered, production rates are deemed to be non-commercial at this stage. The Company is considering several options to enhance productivity, including fracture stimulation of the well in light of the positive results of injectivity testing and data obtained whilst drilling. Additionally, the well could provide a potential site for a future horizontal sidetrack following the results of well N4H. The well has now been suspended pending further technical review. The well was drilled to 16,165 feet (4,927 metres) reaching total depth in the Lower Eocene/Paleocene section.

CanArgo also announces that, following its participation in the first International Bid Round in Syria, it has recently won exclusive rights to negotiate a Production Sharing Contract (PSC) for Block XIX in southern Syria. These negotiations have now commenced, and award of the PSC is subject to satisfactory conclusion of these negotiations and ratification of the PSC by the Syrian Parliament. The block comprises 6,000 km2 of under-explored acreage in the Sirhan Basin in the south of the country, bordering Jordan. There are two oil and gas plays in the block, one Paleozoic and one Mesozoic; these plays have been successfully exploited in both eastern Iraq and more recently in neighbouring north-eastern Jordan. On the successful signing of the PSC it is planned to acquire seismic data during an initial period in order to identify leads prior to committing to an exploration drilling programme. CanArgo is seeking suitable partners to work with on this PSC.

CanArgo CEO Dr. David Robson commented, " This new horizontal well has good potential to boost production and increase cash flow in the short term. Production for Ninotsminda has remained stable over the last six months and we are particularly encouraged by the stable performance of our existing horizontal well N98H. Through this development programme we intend to balance our portfolio with lower risk development wells targeting proven reserves, whilst actively pursuing the more exciting exploration plays that we have identified previously. The suspended Manavi and Norio exploration wells are secure and drilling of these high potential prospects will be completed when suitable partners are found. Whilst we are disappointed by the results of N100 this is one target in a portfolio


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that includes other good prospects. For CanArgo to be awarded exclusive negotiating rights in such a prolific hydrocarbon producing region as Syria is a great achievement for the company and further strengthens our portfolio."

CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in the Republic of Georgia, Ukraine and the Caspian Sea. Further information on the Company is available at www.canargo.com and at http://www.sec.gov.

The matters discussed in this press release include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company's reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward looking statements are intended to help shareholders and others assess the Company's business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company cannot give assurances that the results anticipated herein will be attained.


CanArgo Energy Corporation
Julian Hammond
Tel:       +44 20 7808 4708
Fax        +44 20 7808 4747
Mobile:    +44 77 4057 6138

e-mail:    info@canargo.com









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